EXHIBIT 99

FOR IMMEDIATE RELEASE	NYSE American – EP

EMPIRE PETROLEUM ANNOUNCES RESULTS FOR THIRD QUARTER OF 2022

Tulsa, Oklahoma – November 15, 2022 – Empire Petroleum (NYSE American: EP) (“Empire” or the “Company”), today reported operational and financial results for the third quarter of 2022.

KEY THIRD QUARTER 2022 HIGHLIGHTS

•	Increased sales volumes by 3% to 2,232 barrels of oil equivalent per day (“Boe/d”) (60% oil, 19% natural gas and 21% natural gas liquids (“NGLs”)) from 2,158 Boe/d (62% oil, 18% natural gas and 20% NGLs) for the second quarter of 2022;
•	Recorded revenue of $14.8 million that resulted in net income of $0.2 million, or $0.01 per diluted share, and Adjusted Net Income[1] of $3.7 million, or $0.16 per diluted share;
•	Generated Adjusted EBITDA[1] of $4.8 million, or $23.36 per barrel of oil equivalent (“Boe”);
•	Increased cash position in the third quarter by 27% to $15.7 million, reduced debt $0.4 million to $7.8 million during the quarter, and ended the period with $16.0 million of liquidity; and
•	Made significant progress on the Company’s Starbuck Field Enhancement Program (the “Starbuck Program”), including beginning the waterflood conformance phase, re-perforated and stimulated productive intervals to ensure maximum hydrocarbon recovery, completed seven sidetracks, and finished certain surface facility upgrades that began in 2021. The Starbuck Program is targeted to provide a material increase in production and reserves, with the first three phases of the project expected to be completed by the end of 2022.; and
•	Spudded four new non-operated Bakken wells with completion expected during the fourth quarter of 2022.

1.	Adjusted Net Income, EBITDA and Adjusted EBITDA are non-GAAP financial measures. See “Non-GAAP Information” section later in this release for more information including reconciliations to the most comparable GAAP measure.

MANAGEMENT COMMENTARY

Tommy Pritchard, Chief Executive Officer of Empire, commented, “We were pleased with our overall results for the third quarter, which included increased collective production levels across our portfolio of assets. While the industry saw some pull back in commodity pricing levels during the third quarter, we continue to expect pricing levels to remain strong through the fourth quarter and into next year given current and projected supply and demand dynamics. I am also pleased to report that we continue to make significant progress on our Starbuck Program. We look forward to providing the market more details on our development activities as appropriate as we move through the program.”

Mike Morrisett, President of Empire, added, “During the third quarter we remained focused on improving our financial standing, including further paydown of our outstanding debt as well as enjoying an enhanced liquidity position that increased more than 25% since the end of the second quarter that benefits our Company and its shareholders. We will continue to execute on targeted field development opportunities to organically expand our production while evaluating additional strategic opportunities to prudently expand our operational footprint and ensure our long-term success.”

FINANCIAL AND OPERATIONAL RESULTS FOR THIRD QUARTER 2022

	Q3 2022	Q2 2022	% Change Q3 2022 vs. Q2 2022	Q3 2021	% Change Q3 2022 vs. Q3 2021

Net sales (Boe/d)	2,232	2,158	3%	2,090	7%
Net sales (Boe)	205,380	196,412	5%	192,303	7%
Realized price ($/Boe)	$71.30	$83.48	(15%)	$50.11	42%
Revenue ($M)	$14,792	$16,540	(11%)	$10,096	47%
Net income ($M)	$216	$5,534	(96%)	$(3,726)	106%
Adjusted Net Income ($M)	$3,747	$5,967	(37%)	$(2,434)	254%
Adjusted EBITDA ($M)	$4,799	$6,922	(31%)	$7,778	(38%)

Net sales for the third quarter of 2022 were 2,232 Boe/d, including 1,346 net barrels of oil per day; 2,517 thousand cubic feet per day (“Mcf/d”), or 419 Boe/d, of natural gas; and 19,625 gallons per day, or 467 Boe/d, of NGLs. Contributing to the sequential increase from the second quarter of 2022 was increased sales volumes associated with Empire’s assets in New Mexico, Texas and Louisiana. This was partially offset by transitory declines in production for the Company’s assets in the Rockies Region primarily associated with taking certain well production offline temporarily as the Company completes the execution of the Starbuck Program.

Empire reported $14.8 million of revenue for the third quarter of 2022 versus $16.5 million for the second quarter of 2022. The increase in sales volumes for all products was offset by lower realized pricing as compared to the second quarter.

Operating expenses for the third quarter of 2022 were $8.5 million, which included a $1.4 million non-cash write-off associated with the Company’s joint development agreement with Petroleum & Independent Exploration, LLC and related entities (“PIE”). Excluding the PIE write-off, operating expenses were $7.1 million compared to $5.5 million for the second quarter of 2022 primarily as a result of increased workovers and other activities executed in advance of capital development programs at our New Mexico and Rockies Region assets.

General and administrative expenses, excluding non-cash share-based compensation, was $2.0 million, or $9.93 per Boe, in the third quarter of 2022 versus $2.8 million, or $14.23 per Boe, for the second quarter of 2022. Contributing to the sequential decrease was lower professional service fees.

Other expense for the third quarter of 2022 was $1.1 million compared to $0.2 million in the second quarter of 2022. Driving the increase was a non-cash $1.4 million settlement related to the purchase of Empire’s New Mexico assets.

Net income for the third quarter was $0.2 million, or $0.01 per diluted share, versus $5.5 million, or $0.24 per diluted share, in the second quarter of 2022. Contributing to the sequential decrease was lower realized pricing partially offset by higher production, the non-cash $1.4 million PIE write-off and the non-cash $1.4 million settlement related to the purchase of the Company’s New Mexico assets.

Adjusted Net Income for the third quarter was $3.7 million, or $0.16 per diluted share, versus $6.0 million, or $0.26 per diluted share, in the second quarter of 2022, with the decrease substantially due to lower realized pricing partially offset by higher production.

Adjusted EBITDA was $4.8 million for the third quarter compared to $6.9 million in the second quarter of 2022, with the decrease substantially due to lower realized pricing partially offset by higher production.

CAPITAL SPENDING, BALANCE SHEET & LIQUIDITY

For the nine months ended September 30, 2022, the Company spent approximately $500,000 on additions to oil and natural gas properties as a result of non-operated drilling, and an additional $1.0 million on capitalized additions to oil and natural gas properties. The Company anticipates additional capital expenditures in the coming quarters that will be funded with cash flows from operations, debt, and/or equity issuances.

Total liquidity at the end of the third quarter of 2022 was $16.0 million, including $15.7 million of cash and $0.3 million available on the Company’s Credit Facility. This represents a more than 25% increase in liquidity from $12.7 million as of June 30, 2022. As of September 30, 2022, the Company had total debt of $7.8 million and working capital of $11.3 million, which was a material increase from Empire’s working capital position of $1.1 million at December 31, 2021. Empire remains squarely focused on continuing to execute on its proven strategy to remain financially conservative as it evaluates additional opportunities to prudently invest in its current business and expand through targeted acquisitions that provide long-term value for its shareholders.

CONFERENCE CALL INFORMATION

An investor conference call to review the Company’s results will be held on Tuesday, November 15, 2022, at 12:00 p.m. Eastern (11:00 a.m. Central). The call will be hosted by Tommy Pritchard, the Company’s Chief Executive Officer, and Mike Morrisett, Empire’s President. Details for the conference call are as follows:

Date: Tuesday, November 15, 2022

Time: 12:00 p.m. Eastern (11:00 a.m. Central)

Telephone: 1-877-270-2148 (Toll free); 1-412-902-6510 (International); participants should ask to be joined into the Empire Petroleum Corporation call.

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=foO19cFK

Replay: A webcast replay will be available on Empire’s website (www.empirepetroleumcorp.com) under "Investors Relations" on the "Events & Presentations" page following the call or via the webcast link listed above. The replay will be available through November 15, 2023.

ABOUT EMPIRE PETROLEUM

Empire Petroleum Corporation is a publicly traded, Tulsa-based oil and gas company with current producing assets in Texas, Louisiana, North Dakota, Montana, and New Mexico. Management is focused on organic growth and targeted acquisitions of proved developed assets with synergies with its existing portfolio of wells. More information about Empire can be found at www.empirepetroleumcorp.com.

SAFE HARBOR STATEMENT

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitations, statements with respect to the Company’s estimates, strategy and prospects. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2021, and its other filings with the SEC. Readers and investors are cautioned that the Company’s actual results may differ materially from those described in the forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to acquire productive oil and/or gas properties or to successfully drill and complete oil and/or gas wells on such properties, general economic conditions both domestically and abroad, and other risks and uncertainties related to the conduct of business by the Company.

CONTACT INFORMATION

Empire Petroleum Corporation:

Tommy Pritchard, CEO

Mike Morrisett, President

539-444-8002

info@empirepetrocorp.com

Investor Relations:

Al Petrie Advisors

Wes Harris, Partner

713-300-6321

wes@alpetrie.com

EMPIRE PETROLEUM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Revenue:
Oil Sales	$11,501,521	$13,329,366	$7,761,584	$35,247,309	$13,882,077
Gas Sales	1,587,542	1,446,435	855,507	4,019,400	1,536,569
Natural Gas Liquids Sales	1,637,808	1,763,546	1,439,799	5,133,872	1,913,191
Other	22,921	24,913	71,043	71,877	154,018
Net Realized and Unrealized Gain (Loss) on Derivatives	42,474	(23,893)	(32,271)	(93,740)	(572,220)
Total Revenue	14,792,266	16,540,367	10,095,662	44,378,718	16,913,635

Costs and Expenses:
Operating	8,505,640	5,503,850	3,597,124	19,200,436	7,328,066
Taxes - Production	1,112,246	1,137,841	678,295	3,151,325	1,266,808
Depletion, Depreciation & Amortization	539,543	455,799	1,279,534	1,429,788	2,025,407
Accretion of Asset Retirement Obligation	342,619	336,488	327,018	1,009,107	881,638
General and Administrative	2,850,059	3,282,452	1,914,326	8,587,891	6,040,475

Total Cost and Expenses	13,350,107	10,716,430	7,796,297	33,378,547	17,542,394

Operating Income (Loss)	1,442,159	5,823,937	2,299,365	11,000,171	(628,759)

Other Income and (Expense):
Convertible Debt Modification Inducement Expense	—	—	(2,276,813)	—	(2,276,813)
Unrealized Gain on Embedded Conversion Option	—	—	689,215	—	92,931
Other Income (Expense)	(1,100,888)	(177,872)	29,687	(1,278,760)	190,387
Interest Expense	(125,330)	(111,785)	(4,467,679)	(347,763)	(7,373,113)

Net Income (Loss)	$215,941	$5,534,280	$(3,726,225)	$9,373,648	$(9,995,367)

Net Income (Loss) per Common Share:
Basic	$0.01	$0.27	$(0.23)	$0.45	$(0.75)
Diluted	$0.01	$0.24	$(0.23)	$0.41	$(0.75)
Weighted Average Number of Common Shares Outstanding:
Basic	21,651,383	20,424,970	16,560,705	20,654,294	13,278,341
Diluted	24,065,485	23,294,723	16,560,705	22,778,836	13,278,341

EMPIRE PETROLEUM COPORATION

Condensed Operating Data

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Net Production Volumes:
Oil (Bbl)	123,804	123,167	114,495	361,226	220,780
Natural gas (Mcf)	231,522	208,363	224,118	653,829	379,600
Natural gas liquids (Gal)	1,805,523	1,617,751	1,699,112	5,109,649	2,598,655
Total (Boe)	205,380	196,412	192,303	591,856	345,919
Average daily equivalent sales (Boe/d)	2,232	2,158	2,090	2,168	1,267
Average Price per Unit:
Oil ($/Bbl)	$92.22	$108.06	$64.98	$96.90	$59.80
Natural gas ($/Mcf)	$6.86	$6.37	$3.82	$6.15	$4.05
Natural gas liquids ($/Gal)	$0.91	$1.09	$0.85	$1.00	$0.74
Total ($/Boe)	$71.30	$83.48	$50.11	$74.45	$50.10
Operating Costs and Expenses per Boe:
Oil and natural gas production	$41.41	$28.02	$18.71	$32.44	$21.18
Production and ad valorem taxes	$5.42	$5.79	$3.53	$5.32	$3.66
Depreciation, depletion, amortization and accretion	$4.30	$4.03	$8.35	$4.12	$8.40
General & administrative (including share-based compensation)	$13.88	$16.71	$9.95	$14.51	$17.46
General & administrative (excluding share-based compensation)	$9.93	$14.23	$9.95	$11.68	$16.29

EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Balance Sheets

	(Unaudited)
	September 30,	December 31,
	2022	2021

ASSETS
Current Assets:
Cash	$15,733,842	$3,611,871
Accounts Receivable	5,981,533	7,733,905
Unrealized Gain on Derivative Instruments	348,665	55,242
Inventory - Oil in Tanks	1,605,357	1,037,880
Prepaids	724,484	679,122
Total Current Assets	24,393,881	13,118,020

Property and Equipment:
Oil and Natural Gas Properties, Successful Efforts	53,064,338	46,914,326
Less: Accumulated Depreciation, Depletion and Impairment	(18,703,073)	(17,525,918)
	34,361,265	29,388,408
Other Property and Equipment, Net	1,535,765	1,288,611
Total Property and Equipment, Net	35,897,030	30,677,019

Unrealized Gain on Derivative Instruments - Long Term	51,660	194,018
Sinking Fund	5,450,000	4,810,000
Utility and Other Deposits	449,811	1,290,594

TOTAL ASSETS	$66,242,382	$50,089,651

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$4,226,799	$4,329,535
Accrued Expenses	7,325,010	5,844,184
Current Portion of Lease Liability	251,117	180,105
Current Portion of Long-Term Notes Payable	1,258,804	1,700,663
Total Current Liabilities	13,061,730	12,054,487

Long-Term Notes Payable	5,174,783	6,117,091
Long-Term Note Payable - PIE	1,399,030	797,010
Long Term Lease Liability	613,899	646,311
Asset Retirement Obligations	21,722,407	20,640,599
Total Liabilities	41,971,849	40,255,498

Stockholders' Equity:
Series A Preferred Stock - $.001 Par Value, 10,000,000 Shares Authorized, 6 and 0 Shares Issued and Outstanding, Respectively	—	—
Common Stock - $.001 Par Value 190,000,000 Shares Authorized, 21,443,293 and 19,840,648 Shares Issued and Outstanding, Respectively	81,550	79,362
Additional Paid-in Capital	74,048,678	68,988,134
Accumulated Deficit	(49,859,695)	(59,233,343)
Total Stockholders' Equity	24,270,533	9,834,153

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$66,242,382	$50,089,651

EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2022	2022	2021	2022	2021

Cash Flows From Operating Activities:
Net Income (Loss)	$215,941	$5,534,280	$(3,726,225)	$9,373,648	$(9,995,367)

Adjustments to Reconcile Net Income (Loss) to Net Cash
Provided By Operating Activities:
Stock Compensation and Issuances	809,641	486,903	—	1,672,823	406,250
Amortization of Right of Use Assets	44,627	50,901	47,935	135,234	54,363
Depreciation, Depletion and Amortization	539,543	455,799	1,279,534	1,429,788	2,025,407
Accretion of Asset Retirement Obligation	342,619	336,488	327,018	1,009,107	881,638
Settlement of Asset Retirement Obligations	—	(342,344)	—	(342,344)	—
Loss on Settlement of Asset Retirement Obligations	—	181,386	—	181,386	—
Loss on XTO Final Settlement	1,448,363	—	—	1,448,363	—
PIE-Related Expense	1,399,030	—	—	1,399,030	—
Amortization of Loan Issue Costs	—	—	—	—	14,587
Right to Buy Issuance Costs	—	—	—	—	989,115
Unrealized Gain on Embedded Conversion Option	—	—	(689,215)	—	(92,931)
Amortization of Discount on Convertible Notes	—	—	4,090,214	—	6,670,129
Convertible Debt Modification Inducement Expense	—	—	2,276,813	—	2,276,813
Stock Issued for Interest Expense Payment	—	—	241,054	—	241,054
Forgiveness of Payroll Protection Plan Loan	—	—	—	—	(160,700)
Change in Operating Assets and Liabilities:
Accounts Receivable	1,417,093	(355,618)	(3,217,479)	304,009	(5,566,084)
Unrealized Gain on Derivatives	(126,400)	(53,726)	(295,668)	(151,065)	(113,943)
Inventory, Oil in Tanks	(412,768)	(216,911)	159,611	(567,477)	(681,208)
Prepaids, Current	(184,958)	2,586	25,614	(45,362)	115,670
Other Assets	39,033	4,735	200,100	43,773	(6,807)
Accounts Payable	(1,459,997)	649,861	1,901,185	(2,464,573)	2,326,752
Accrued Expenses	(208,689)	1,249,044	521,251	1,480,826	1,245,653
Net Cash Provided By Operating Activities	3,863,078	7,983,384	3,141,742	14,907,166	630,391

Cash Flows from Investing Activities:
Acquisition of Oil and Natural Gas Properties	—	(2,205,000)	—	(2,205,000)	(17,869,779)
Additions to Oil and Natural Gas Properties	(276,024)	(802,225)	—	(1,502,900)	—
Purchase of Other Fixed Assets	(189,179)	(109,578)	(424,760)	(307,787)	(508,571)
Cash Paid for Right of Use Assets	(44,009)	(48,402)	—	(135,244)	—
Sinking Fund Deposit	—	(160,000)	(480,000)	(640,000)	(4,330,000)
Investment in Related Party	—	—	1,250,000	—	—
Net Cash Used In Investing Activities	(509,212)	(3,325,205)	345,240	(4,790,931)	(22,708,350)

Cash Flows from Financing Activities:
Proceeds from Debt Issued	—	—	—	—	19,599,850
Principal Payments of Debt	(461,779)	(462,436)	(1,899,452)	(1,384,167)	(5,546,738)
Proceeds from Stock and Warrant Issuance	—	—	583,102	—	11,054,661
Proceeds from Option and Warrant Exercise	405,220	2,887,183	—	3,389,903	—
Net Cash Provided By (Used In) Financing Activities	(56,559)	2,424,747	(1,316,350)	2,005,736	25,107,773

Net Change in Cash	3,297,307	7,082,926	2,170,632	12,121,971	3,029,814

Cash - Beginning of Period	12,436,535	5,353,609	1,016,877	3,611,871	157,695

Cash - End of Period	$15,733,842	$12,436,535	$3,187,509	$15,733,842	$3,187,509

Empire Petroleum Corporation

Non-GAAP Information

Certain financial information included in Empire’s financial results are not measures of financial performance recognized by accounting principles generally accepted in the United States, or GAAP. These non-GAAP financial measures include “Adjusted Net Income”, “EBITDA” and “Adjusted EBITDA”. These disclosures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP performance measures which may be reported by other companies.

Adjusted Net Income is presented because the timing and amount of these items cannot be reasonably estimated and affect the comparability of operating results from period to period, and current periods to prior periods.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2022	2022	2021	2022	2021

Net Income (Loss)	$215,941	$5,534,280	$(3,726,225)	$9,373,648	$(9,995,367)

Adjusted for:
Warrants and options granted in G&A	809,641	486,903	—	1,672,823	—
Unrealized (gain) loss on derivatives	(126,400)	(53,726)	(295,668)	(151,065)	(113,943)
Write off of JDA note receivable	1,399,030	—	—	1,399,030	—
XTO final settlement - noncash settlement	1,448,363	—	—	1,448,363	—
Convertible debt modification inducement expense	—	—	2,276,813	—	2,276,813
Loss (gain) on conversion option	—	—	(689,215)	—	(92,931)
Right to buy issuance costs	—	—	—	—	989,115
Stock compensation expense	—	—	—	—	406,250
Forgiveness of PPP loan	—	—	—	—	(160,700)

Adjusted Net Income	$3,746,575	$5,967,457	$(2,434,295)	$13,742,799	$(6,690,763)

Diluted Weighted Average Shares Outstanding	24,065,485	23,294,723	16,560,705	22,778,836	13,278,341

Adjutsted Net Income (Loss) Per Share	$0.16	$0.26	$(0.15)	$0.60	$(0.50)

The Company defines Adjusted EBITDA as net income (loss) plus net interest expense, depreciation, depletion and amortization (“DD&A”), accretion, amortization of loan issuance costs, ROU assets and discount on convertible notes, income tax (benefit) expense, and other non-cash items.

Company management believes this presentation is relevant and useful because it helps investors understand Empire’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, as an indication of operating performance or cash flows from operating activities or as a measure of liquidity. In addition, Adjusted EBITDA does not represent funds available for discretionary use.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2022	2022	2021	2022	2021

Net Income (Loss)	$215,941	$5,534,280	$(3,726,225)	$9,373,648	$(9,995,367)

Add Back:
Interest Expense	125,330	111,785	4,467,679	347,763	7,373,113
DD&A	539,543	455,799	1,279,534	1,429,788	2,025,407
Accretion	342,619	336,488	327,018	1,009,107	881,638
Amortization of loan issuance costs	—	—	—	—	14,587
Amortization of ROU assets	44,627	50,901	47,935	135,234	54,363
Amortization of disc. on convertible notes	—	—	4,090,214	—	6,670,129

EBITDA	$1,268,060	$6,489,253	$6,486,155	$12,295,540	$7,023,870

Consideration of noncash items:
Warrants and options granted in G&A	809,641	486,903	—	1,672,823	—
Unrealized (gain) loss on derivatives	(126,400)	(53,726)	(295,668)	(151,065)	(113,943)
Write off of JDA note receivable	1,399,030	—	—	1,399,030	—
XTO final settlement - noncash settlement	1,448,363	—	—	1,448,363	—
Convertible debt modification inducement expense	—	—	2,276,813	—	2,276,813
Loss (gain) on conversion option	—	—	(689,215)	—	(92,931)
Right to buy issuance costs	—	—	—	—	989,115
Stock compensation expense	—	—	—	—	406,250
Forgiveness of PPP loan	—	—	—	—	(160,700)

Adjusted EBITDA	$4,798,694	$6,922,430	$7,778,085	$16,664,691	$10,328,474